ATSG Extends Strong Earnings Growth in First Quarter
Growth Tied to Additional Boeing 767 Freighter Deployments, Airline Gains

WILMINGTON, OH, May 7, 2018 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, air cargo transportation and related services, today reported consolidated financial results for the quarter ended March 31, 2018:

•	Revenues: $203.0 million (after the adoption new revenue recognition standard)
–Revenues up 11 percent in 1Q 2018 excluding $54.4 million in 1Q 2017 reimbursable expenses

•	GAAP Earnings from Continuing Operations $15.7 million, $0.26 per share diluted
–Vs. $9.8 million, $0.13 per share GAAP diluted in 1Q 2017

•	Adjusted Earnings (non-GAAP) from Continuing Operations $23.9 million, $0.35 per share diluted
–Vs. $11.2 million, or $0.17 per share diluted in 1Q 2017
Adjusted Earnings from Continuing Operations in 2018 exclude the net effects of warrants issued to Amazon.com Services, Inc. and a share of development costs for ATSG's Airbus A321 freighter conversion venture.

•	Adjusted EBITDA (non-GAAP) from Continuing Operations $71.9 million
–Up 26 percent vs. $57.0 million in 1Q 2017
Adjusted Earnings and Adjusted EBITDA from continuing operations are non-GAAP measures. (See Revenue Recognition, Non-GAAP Financial Measures, also reconciliation tables at the end of this release)
Joe Hete, President and Chief Executive Officer of ATSG, said, "Continued earnings improvement from our airline businesses and the reduction in the federal tax rate drove a more than doubling of our first quarter adjusted earnings from continuing operations compared to last year. The outstanding efforts of our employees, and strong customer demand for our growing portfolio of freighter aircraft, point to further success during 2018.”
Segment Results
Cargo Aircraft Management (CAM)

CAM	First Quarter
($ in thousands)	2018	2017
Aircraft leasing and related revenues	$56,602	$50,569
Lease incentive amortization	(4,226)	(2,591)
Total CAM revenues	$52,376	$47,978
Pre-Tax Earnings	$15,464	$13,330
Significant Developments:

•
CAM's revenues increased $4.4 million, or 9 percent, to $52.4 million. Those revenues were reduced by $4.2 million of non-cash amortization of warrant-related lease incentives for Amazon, versus $2.6 million a year ago.

•
CAM’s pre-tax earnings increased 16 percent to $15.5 million, primarily due to the increase in leased freighters in service. CAM was leasing fifty-two cargo aircraft to external customers as of March 31,

2018, one more than at the end of 2017 and nine more than a year earlier. Of the externally leased freighters, one was a 737 and the rest were 767s. Higher earnings from additional leased aircraft in service were offset by the increase in warrant-related lease incentives, higher interest expense that included non-cash amortization related to ATSG's September 2017 convertible offering, and increased depreciation from its larger fleet.

•
CAM delivered one 767 to Northern Aviation Services in January under a seven-year dry lease. One 737 freighter was delivered in April and one other 767 is due to be delivered later this month on an eight-year lease. That leaves eight additional 767s to be delivered to customers in 2018.

•	Since we completed our 20-aircraft commitment to Amazon in August 2017, CAM will have delivered 13 additional 767 freighters to customers by year-end 2018.
ACMI Services

ACMI Services	First Quarter
($ in thousands)	2018	2017
Revenues	119,374	108,066
Pre-Tax Earnings (Loss)	3,941	(3,534)
Significant Developments:

•
ACMI Services revenues, excluding revenues from reimbursed expenses, increased 10 percent to $119.4 million in the first quarter. Pre-tax earnings improved by $7.5 million, to a $3.9 million profit for the quarter.

•
Principal factors contributing to the profitability gains versus the first quarter of 2017 were additional flying for CMI customers, lower depreciation expense, and reductions in premium pilot pay and training.

•	ATSG’s airlines were operating six more CAM-owned aircraft at March 31 versus a year earlier, five of which were for CMI customers. Billable block hours increased 10 percent for the quarter.

•
On March 21, ATI pilots represented by the Air Line Pilots Association ratified an amendment to the collective bargaining agreement with Air Transport International, which sets compensation levels for four years from that date. The ratification of the amendment will result in higher costs for pilot compensation at ATI beginning in the second quarter of 2018.

MRO Services
Effective January 1, 2018, ATSG segregated MRO Services, as a new reporting segment that includes the results of its aircraft maintenance services and modification services businesses.

MRO Services	First Quarter
($ in thousands)	2018	2017
Revenues	$52,723	$40,388
Pre-Tax Earnings (Loss)	4,462	3,188
Significant Developments:

•	Total revenues from MRO Services were $52.7 million, up 31 percent. External customer revenues increased by 22 percent.

•	Pre-tax earnings including inter-company business, increased $1.3 million driven by increased revenues.

Other Activities
Other Activities include arranging logistics services, providing postal center sorting services, equipment maintenance and other services.

Other	First Quarter
($ in thousands)	2018	2017
Revenues	$19,283	$31,398
Pre-Tax Earnings	2,581	2,463
Significant Developments:

•	Total revenues from other activities, excluding revenues from reimbursed expenses, decreased by 39 percent, reflecting the elimination of ground service at Amazon's former hub in Wilmington, Ohio.

•
Pre-tax earnings of $2.6 million were 5 percent higher than a year ago. Additional earnings were driven from ATSG’s minority investment in a European airline and increased mail and package volumes at the USPS and Amazon locations.

•
Beginning January 1, 2018, reimbursed revenues for ground services are reported net of the related expenses under new revenue recognition standards. Effective January 1, 2018, ground services operations are reported in Other Activities due to its size.

Outlook
ATSG continues to expect that its Adjusted EBITDA from Continuing Operations for 2018 will be approximately $310 million, up 16 percent from 2017, after taking into account the ratification of the amended pilot collective bargaining agreement at ATI in late March.
"We are off to a very strong start and optimistic about our growth in revenues and cash flows for the rest of 2018," Hete said. "We continue to project delivery of ten 767-300 freighters to customers this year, one more than last year. Customer demand for additional 767s remains strong. We have customer commitments for seven of the 10 newly converted 767s this year, all of which will be straight dry leases. An agreement for an eighth dry lease is being finalized, and we have strong interest from customers for the remaining two."
ATSG continues to project 2018 capital expenditures of about $300 million, the majority of which is for purchases of 767 aircraft and related freighter modification costs for customer deployments in 2018/2019. Our 2018 capital expenditures also include investment in the design and certification of a new narrow body variant of the Next Gen Boeing 737-700. Additionally, we will continue to contribute, via a joint venture, in the development of a freighter modification supplemental type certificate ("STC") for the Airbus 321-200 which will continue to be reflected as a non-operating charge to our income statement during 2018. We expect FAA approval of the STC by the end of 2019.
Revenue Recognition
In accordance with new GAAP requirements, ATSG's 2018 revenues related to costs that are directly reimbursed to ATSG and controlled by the customer are reported net of the corresponding expenses. Corresponding 2017 revenues include such reimbursements. These are principally costs for aircraft fuel, certain contracted aviation services and airport related expenses. After application of the new GAAP revenue rules, Amazon, DHL and the U.S. Military accounted for 28 percent, 28 percent, and 11 percent, respectively, of ATSG's first quarter 2018 consolidated revenues.

Non-GAAP financial measures
This release, including the attached tables, contains non-GAAP financial measures that management uses to evaluate historical results. Management believes that these non-GAAP measures assist in highlighting operational trends, facilitate period-over-period comparisons, and provide additional clarity about events and trends impacting core operating performance. Disclosing these non-GAAP measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures are not a substitute for GAAP. The non-GAAP financial measures are reconciled to GAAP results in tables later in this release.

Conference Call
ATSG will host a conference call on May 8, 2018, at 10 a.m. Eastern time to review its financial results for the first quarter of 2018. Participants should dial (800) 708-4540 and international participants should dial (847) 619-6397 ten minutes before the scheduled start of the call and ask for conference pass code 46868608. The call will also be webcast live (listen-only mode) via www.atsginc.com.
A replay of the conference call will be available by phone on May 8, 2018, beginning at 2 p.m. and continuing through May 15, 2018, at (888) 843-7419 (international callers (630) 652-3042); use pass code 46868608#. The webcast replay will remain available via www.atsginc.com for 30 days.
About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its division, Pemco World Air Services, Inc. For more information, please see www.atsginc.com.
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group's (ATSG's) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; fluctuations in ATSG's traded share price, which may result in mark-to-market charges on certain financial instruments; the number, timing and scheduled routes of our aircraft deployments to customers; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
REVENUES	$203,040	$237,917

OPERATING EXPENSES
Salaries, wages and benefits	70,783	72,486
Depreciation and amortization	40,004	36,442
Maintenance, materials and repairs	36,866	30,282
Fuel	5,788	34,841
Contracted ground and aviation services	2,384	20,687
Travel	6,632	7,366
Landing and ramp	1,148	5,299
Rent	3,230	3,286
Insurance	1,357	1,262
Other operating expenses	7,205	8,036
	175,397	219,987

OPERATING INCOME	27,643	17,930
OTHER INCOME (EXPENSE)
Net gain (loss) on financial instruments	(885)	1,869
Interest expense	(5,362)	(3,548)
Non-service component of retiree benefit costs	2,045	(177)
Loss from non-consolidated affiliate	(2,536)	—
Interest income	23	32
	(6,715)	(1,824)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	20,928	16,106
INCOME TAX EXPENSE	(5,246)	(6,310)

EARNINGS FROM CONTINUING OPERATIONS	15,682	9,796

EARNINGS FROM DISCONTINUED OPERATIONS, NET OF TAX	196	192
NET EARNINGS	$15,878	$9,988

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.27	$0.17
Diluted	$0.26	$0.13

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	58,840	59,133
Diluted	59,558	64,949

Certain historical expenses have been reclassified to conform to the presentation above.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$47,472	$32,699
Accounts receivable, net of allowance of $2,495 in 2018 and $2,445 in 2017	100,186	109,114
Inventory	22,256	22,169
Prepaid supplies and other	13,426	20,521
TOTAL CURRENT ASSETS	183,340	184,503

Property and equipment, net	1,176,520	1,159,962
Lease incentive	76,458	80,684
Goodwill and acquired intangibles	44,287	44,577
Convertible note hedges	56,046	53,683
Other assets	30,852	25,435
TOTAL ASSETS	$1,567,503	$1,548,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$96,041	$99,728
Accrued salaries, wages and benefits	29,436	40,127
Accrued expenses	10,259	10,455
Current portion of debt obligations	14,846	18,512
Unearned revenue	12,765	15,850
TOTAL CURRENT LIABILITIES	163,347	184,672
Long term debt	515,595	497,246
Convertible note obligations	56,881	54,359
Stock warrant obligations	214,205	211,136
Post-retirement obligations	56,771	61,355
Other liabilities	44,276	45,353
Deferred income taxes	107,930	99,444

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 85,000,000 shares authorized; 59,080,512 and 59,057,195 shares issued and outstanding in 2018 and 2017, respectively	591	591
Additional paid-in capital	467,570	471,456
Retained earnings (accumulated deficit)	2,644	(13,748)
Accumulated other comprehensive loss	(62,307)	(63,020)
TOTAL STOCKHOLDERS’ EQUITY	408,498	395,279
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,567,503	$1,548,844

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRE-TAX EARNINGS AND ADJUSTED PRE-TAX EARNINGS SUMMARY
FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2018	2017
Revenues
CAM
Aircraft leasing and related revenues	$56,602	$50,569
Lease incentive amortization	(4,226)	(2,591)
Total CAM	52,376	47,978
ACMI Services	119,374	108,066
MRO Services	52,723	40,338
Other Activities	19,283	31,398
Total Revenues	243,756	227,780
Eliminate internal revenues	(40,716)	(44,216)
Customer Revenues - non reimbursed	203,040	183,564
Revenues recorded for reimbursed expenses	—	54,353
Customer Revenues (GAAP)	$203,040	$237,917

Pre-tax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	15,464	13,330
ACMI Services	3,941	(3,534)
MRO Services	4,462	3,188
Other Activities	2,581	2,463
Inter-segment earnings eliminated	(3,325)	(862)
Net, unallocated interest expense	(819)	(171)
Net gain (loss) on financial instruments	(885)	1,869
Other non-service components of retiree benefit costs, net	2,045	(177)
Non-consolidated affiliate	(2,536)	—
Earnings from Continuing Operations before Income Taxes (GAAP)	$20,928	$16,106

Adjustments to Pre-tax Earnings
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	177
Add loss from non-consolidated affiliates	2,536	—
Add lease incentive amortization	4,226	2,591
Add net (gain) loss on financial instruments	885	(1,869)
Adjusted Pre-tax Earnings (non-GAAP)	$26,530	$17,005
Revenues recorded for reimbursed expenses reflect certain revenues which were reported during 2017 prior to the adoption of Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers (Topic 606).” The adoption of Topic 606 resulted in the netting of these revenues with the directly reimbursed expenses for 2018 financial reporting. This application of Topic 606 did not affect the Company's earnings.
Adjusted Pre-tax Earnings excludes certain items included in GAAP based pre-tax earnings (loss) from continuing operations because they are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations while highlighting changes to certain items among periods. Adjusted Pre-tax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2018	2017

Earnings from Continuing Operations Before Income Taxes	$20,928	$16,106
Interest Income	(23)	(32)
Interest Expense	5,362	3,548
Depreciation and Amortization	40,004	36,442
EBITDA from Continuing Operations	$66,271	$56,064
Add non-service components of retiree benefit costs, net (gain) loss	(2,045)	177
Add losses for non-consolidated affiliates	2,536	—
Add lease incentive amortization	4,226	2,591
Add net (gain) on financial instruments	885	(1,869)

Adjusted EBITDA	$71,873	$56,963

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s Senior Credit Agreement to assess financial performance and determine the cost of borrowed funds. The adjustments also exclude the non-service cost components of retiree benefit plans because they are not closely related to on-going operating activities. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of lease incentive costs recorded in revenue and costs from non-consolidated affiliates.

Adjusted EBITDA and EBITDA from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP. Adjusted EBITDA and EBITDA from Continuing Operations should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, or as an alternative measure of liquidity.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
NON-GAAP RECONCILIATION
(In thousands)

Management presents Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations, non-GAAP calculations, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below. Management uses Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations to compare the performance of its operating results among periods.

	Three Months Ended
	March 31, 2018		March 31, 2017
	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$15,682		$9,796
Gain from warrant revaluation, net tax	—		(1,539)
Earnings from Continuing Operations - diluted (GAAP)	15,682	$0.26	8,257	$0.13
Adjustments, net of tax
Loss from warrant revaluation [1]	2,975	—	—	—
Lease incentive amortization [2]	3,272	0.06	2,962	0.04
Loss from joint venture [3]	1,963	0.03	—	—
Adjusted Earnings from Continuing Operations (non-GAAP)	$23,892	$0.35	$11,219	$0.17

	Shares		Shares
Weighted Average Shares - diluted	59,558		64,949
Additional weighted average shares [1]	9,651		—
Adjusted Shares (non-GAAP)	69,209		64,949

Adjusted Earnings from Continuing Operations and Adjusted Earnings per Share from Continuing Operations are non-GAAP financial measures and should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings per Share from Continuing Operations should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.
Adjustment removes the unrealized losses for a large grant of stock warrants granted to a customer as a lease incentive. Under U.S. GAAP, these warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations while unrealized warrant losses are not removed because they are dilutive to EPS. As a result, the Company’s EPS, as calculated under U.S. GAAP, can vary significantly among periods due to unrealized mark-to-market losses created by an increased trading value for the Company's shares.

2.	Adjustment removes the amortization of the customer lease incentive which is recorded against revenue over the term of the related aircraft leases.

3.	Adjustment removes losses for the Company's share of development costs for a joint venture accounted for under the equity method.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CARGO AIRCRAFT FLEET

Owned Aircraft Types
	December 31,	March 31,	December 31,
	2017	2018	2018 Projected

B767-200	36	36	35
B767-300	25	25	35
B757-200	4	4	4
B757 Combi	4	4	4
B737-400	1	1	2
Total Aircraft in Service	70	70	80

B767-300 in or awaiting cargo conversion	6	8	1
B737-400 in or awaiting cargo conversion	1	1	—
Total Aircraft	77	79	81

Aircraft in Service Deployments
	December 31,	March 31,	December 31,
	2017	2018	2018 Projected

Dry leased without CMI	18	18	32
Dry leased with CMI	33	34	30
ACMI/Charter	19	18	18